SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2011

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA	19112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Bank Agreement

On January 14, 2011 (the “Effective Date”), Tasty Baking Company (the “Company”) and its subsidiaries entered into a Waiver Agreement and Seventh Amendment (“Bank Amendment”) to its Credit Agreement dated as of September 6, 2007, as amended (the “Bank Agreement”), among the Company and its subsidiaries, as “Borrowers;” Citizens Bank of Pennsylvania (“Citizens”), as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer; and Bank of America, N.A., Sovereign Bank, and Manufacturers and Traders Trust Company, each as a Lender (collectively, the “Banks”).  The Bank Agreement provides for a $100.0 million secured credit facility (“Bank Credit Facility”), consisting of a $55.0 million fixed asset line of credit, a $35.0 million working capital revolver (“Working Capital Line of Credit”) and a $10.0 million low-interest job bank loan from Citizens in partnership with the Commonwealth of Pennsylvania (“Job Bank Loan”).  The Bank Credit Facility is secured by a blanket lien on the assets of the Borrowers.  The Company has previously disclosed the terms and conditions of the Bank Agreement in its filings with the Securities and Exchange Commission (“SEC”), including disclosure of the Waiver Agreement and Sixth Amendment to Credit Agreement dated as of December 31, 2010 (“Sixth Amendment”) in a Form 8-K filed with the SEC on January 5, 2011.  This Form 8-K provides below a summary description of certain terms and conditions of the Bank Amendment.  As of the close of business on the day prior to the Effective Date, the outstanding principal amount of the loan under the Bank Credit Facility was approximately $83.7 million, which excludes $10.2 million reserved under letter of credit arrangements and any charges, fees or penalties accrued under the Bank Agreement.

The Bank Amendment provides that the Banks waive compliance with certain obligations under the Bank Agreement that would otherwise constitute an Event of Default (“Specified Defaults”) from the Effective Date until the earlier of (i) June 30, 2011, (ii) the closing of any sale of all or substantially all of the assets or equity of the Borrowers (“Sale”), or (iii) the occurrence of any Default or Event of Default under the Bank Agreement other than a Specified Default (the “Waiver Period”).  Under the Bank Amendment, (a) the Borrowers are not required to make payments of principal due under the Bank Credit Facility during the Waiver Period, (b) the Working Capital Line of Credit will remain at $35.0 million and will not be reduced during the Waiver Period, and (c) the Company shall not sell or issue equity interests or make any Restricted Payments (as would otherwise be permitted by Section 7.08 of the Bank Agreement), which includes a prohibition on the payment of dividends.  The Specified Defaults being waived are (1) any defaults in the payment of principal under the Bank Agreement, (2) failure to satisfy as at December 25, 2010 certain financial covenants under the Bank Agreement, (3) any Event of Default that arises as a result of a “going concern” qualification to Borrowers’ audited financial statements for the fiscal year ended December 25, 2010, and (4) any Event of Default that arises from Borrowers’ failure to make “minimum required contributions” to Borrowers’ ERISA Plans, provided the Borrowers shall have submitted a funding waiver request to the Internal Revenue Service.

The Bank Amendment changed the maturity date of the Bank Credit Facility to the end of the Waiver Period and reduced the letter of credit limit to the aggregate amount of letters of credit currently outstanding, while not permitting the Borrowers to issue new letters of credit or extend outstanding letters of credit.  The Bank Amendment also added new covenants, including, among others, (i) requiring that the Borrowers engage in a process (pursuant to an agreed upon timeline with milestones) to consummate a Sale during the Waiver Period in an amount sufficient to pay all obligations of the Borrowers under the Bank Agreement and all transaction costs, and (ii) amending the financial covenants under Section 6.12 of the Bank Agreement to now be as follows:

(a)           Minimum EBITDA.      Maintain on a consolidated basis EBITDA of at least the amount indicated for each period specified below:

Period	Minimum Amount
For the three months ended March 26, 2011	$3.2 million
For the four months ended April 30, 2011	$5.5 million
For the five months ended May 28, 2011	$7.7 million
For the six months ended June 25, 2011	$9.3 million

The definition of EBITDA was also amended to now be as follows:

“EBITDA” means with respect to Borrowers for any period the cumulative consolidated net income (excluding Option Proceeds and extraordinary gains and losses), plus the sum of but without duplication (a) Interest Expense, (b) income tax expense (in the case of accrued income tax benefit, this shall be a negative number), (c) depreciation and amortization, (d) costs and expenses associated with financing the Borrowers and the Sale process, (e) non-cash charges against net income related to stock-based compensation, (f) non-cash gains to net income and (g) non-cash accrued rent expense in connection with the Navy Yard Lease or Office Lease, in each case to the extent deducted in determining net income, as determined for the Borrowers in accordance with GAAP.

(b)           Minimum Liquidity.     Maintain on a consolidated basis minimum Liquidity of:

(i) $1.25 million as of the end of each week ended February 4, 2011 through the week ended February 18, 2011;

(ii) $0.75 million as of the end of each week ended February 25, 2011 through the week ended April 8, 2011; and

(iii) For the Budget Period reflected in the Q2 Budget (as defined below), an amount to be agreed upon by Borrowers and the Lenders after receipt of the Q2 Budget.

(c)           Capital Expenditures.   Not permit its Capital Expenditures (excluding Capital Leases) to exceed $1.7 million during the Waiver Period.

(d)           Minimum Cumulative Gross Sales Test.  Maintain on a consolidated basis cumulative Gross Sales of at least the amount indicated for each period specified below:

Period	Cumulative Gross Sales	Reporting Date
Nine Weeks Ended February 26, 2011	$47.4 million	March 4, 2011
Thirteen Weeks Ended March 26, 2011	$72.3 million	April 1, 2011
Thirteen Weeks Ended April 30, 2011	$76.1 million	May 6, 2011
Thirteen Weeks Ended May 28, 2011	$79.7 million	June 3, 2011
Thirteen Weeks Ended June 25, 2011	$80.1 million	July 1, 2011

The Bank Amendment also amends the definition of "Event of Default" to now include, among other things, (i) a breach by any Borrower of any of the terms of the Bank Amendment or the Sixth Amendment (except to the extent performance under the Sixth Amendment was waived by the Bank Amendment), (ii) a material adverse deviation in the Borrowers’ financial performance from the estimated performance set forth in the Borrowers’ thirteen-week cash flow forecasts through the week ending April 8, 2011 provided to the Banks on the Effective Date (“Q1 Budget”) and the thirteen-week cash flow forecasts covering the period of the week ending April 15, 2011 to the week ending June 30, 2011 to be provided to the Banks by April 1, 2011 (“Q2 Budget”), (iii) a default occurs under the leases from the Landlords or the loans from PIDC, MELF or the Note Holders (each as defined below), or any of them seek to exercise any remedies against any Borrower, and (iv) suspension or termination of the Sale process or the termination or resignation of Janney Montgomery Scott, LLC in connection with such process unless another investment banker is retained that is satisfactory to Citizens.  The Bank Agreement also contains other customary events of default.  Subject to the waivers of the Specified Defaults described above, upon the occurrence and during the continuance of any Event of Default, Citizens and/or the Required Lenders (as defined in the Bank Agreement) may declare the outstanding loans and all other obligations under the Bank Agreement immediately due and payable.

The Bank Amendment also prohibits the Borrowers from making any payments during the Waiver Period to the Landlords (other than the payment of Operating Expense under the terms of the Lease Agreements (as defined below)), PIDC (other than interest payments not to exceed 9.5% per annum on the $2.0 million provided under the PIDC Amendment (as defined below)), MELF (other than interest payments under the New MELF Agreement (as defined below) not to exceed 4.25% per annum) or the Note Holders.  In addition, the Bank Amendment also provides that the applicable interest rates under the Bank Agreement will increase from and after December 31, 2010 to (i) 7.5% per annum for the Job Bank Loan, and (ii) the Daily LIBOR Rate (as defined in the Bank Agreement) plus 5.5% per annum for all other amounts borrowed under the Bank Credit Facility.  The Bank Amendment also requires the Company to pay an amendment fee of $0.5 million, which is payable at the end of the Waiver Period.

In September 2007, the Company entered into an intercreditor agreement, which governed the shared collateral positions for the loans under the Bank Agreement, the PIDC Agreement and the Existing MELF Agreements, and which established the priorities and procedures that each lender had in enforcing the terms and conditions of each of their respective agreements.  In connection with the Bank Amendments, New MELF Agreement, new $2 million loan under the PIDC Amendment and the Notes, this Intercreditor Agreement was amended and restated as of the Effective Date (as amended and restated, the “Intercreditor Agreement”) to, among other things, make the Note Holders a party to and bound by the terms of the Intercreditor Agreement and reestablish the relative priority of the parties with respect to the shared collateral subject to the Intercreditor Agreement.  The Intercreditor Agreement permits the Banks and Citizens (as Agent) to have the initial responsibility to enforce the terms and conditions of the various loan agreements, subject to certain specific limitations, and allows the Banks to negotiate amendments and waivers on behalf of PIDC, MELF and the Note Holders, subject to the approval of each such lender.

PIDC

On the Effective Date, the Company and its subsidiaries entered into a Forbearance and Amendment Agreement (“PIDC Amendment”), which amended the Credit Agreement, dated as of September 6, 2007, as amended, among the Company, as Borrower, its subsidiaries, as Guarantors, and PIDC Local Development Corporation (“PIDC”), as Lender (as amended, the “PIDC Agreement”).

Prior to the PIDC Amendment, the PIDC Agreement was a 10 year, $12.0 million line of credit from PIDC that was secured by a junior lien on the assets of the Company and it subsidiaries.  As of the Effective Date, the outstanding principal amount of the PIDC line of credit was approximately $12.0 million, which excludes the PIDC Amendment and any charges, fees or penalties accrued under the PIDC Agreement.  The Company has previously disclosed the terms and conditions of the PIDC Agreement in its filings with the SEC.  This Form 8-K provides below a summary description of certain terms and conditions of the PIDC Amendment.

The PIDC Amendment provides for a new $2.0 million loan to the Company that accrues interest at 9.5% per annum, with interest due on a monthly basis.  Principal on this new loan is due on the “Maturity Date,” which definition was amended for all loans under the PIDC Agreement to now be the earlier of (i) June 30, 2011, (ii) the closing of a Sale (as defined under the Bank Amendment), or (iii) the occurrence of any Forbearance Default (as defined below).  This new loan will be secured by the same collateral previously provided to PIDC under the PIDC Agreement.  The PIDC Amendment also required the Company to pay an amendment fee of $30,000 on the Effective Date.  Except as noted below, the PIDC Amendment did not materially amend any of the other terms and conditions of PIDC Agreement.  A “Forbearance Default” is defined to include, among other things, (a) the existence of any Event of Default (other than a Designated Default) under the PIDC Agreement; (b) the end of the Waiver Period under the Bank Amendment; (c) MELF or the Landlords terminate any obligation that any of them have to forbear from exercising rights and remedies under their respective agreements with the Company or its subsidiaries, or any of MELF or the Landlords seek to exercise any remedies against the Company or its subsidiaries in connection with obligations owing by them under the MELF Agreements or the Leases; (d) any default occurs under the Notes or the Office Lease (as defined below); (e) termination of the "Waiver Period" under the letter agreements delivered by the Landlords on the Effective Date (as further described below); or (f) any representation or warranty of the Company or any of its subsidiaries in the PIDC Amendment shall be false, misleading or incorrect in any material respect when made.  Upon the occurrence of a Forbearance Default, and without demand for performance or other notice of any kind, PIDC may exercise all rights and remedies under the PIDC Agreement.

The PIDC Amendment provides that PIDC will not exercise its rights and remedies under the PIDC Agreement with regard to certain Designated Defaults (as defined below) from the Effective Date until the earlier of (i) June 30, 2011, (ii) a Sale, or (iii) the date that any Forbearance Default occurs (the “Forbearance Period”); provided, however, any Designated Default shall constitute an Event of Default under the PIDC Agreement without the need for further notice to the Company or any other person.  The “Designated Defaults” are (a) any defaults in the payment of principal or interest under the PIDC Agreement as of February 1, 2011, (b) Events of Default that arise as a result of a cross-default with the Bank Agreement, (c) any Event of Default that arises as a result of a “going concern” qualification to the Company’s audited financial statements for the fiscal year ended December 25, 2010, and (d) any Event of Default that arises from the Company’s failure to make “minimum required contributions” to the Company’s Plans so long as these contributions are made within thirty (30) days after the date when due.

The PIDC Amendment also provides for a deferral of any payments (other than payments of interest under the new loan under the PIDC Amendment) required under the PIDC Agreement (including principal, interest or fees) until the last day of the Forbearance Period, at which time all such amounts shall be due and payable in full.  During the Forbearance Period, the PIDC Amendment also prohibits the Company or any subsidiary from paying (i) principal to the Banks under the Bank Agreement (other than certain payments related to the Swing Loans (as defined in the Bank Agreement)), (ii) any amounts (other than payment of Operating Expense) to the Landlords under the Lease Agreements, (iii) principal and interest under the MELF Agreements (other than interest payments under the New MELF Agreement), or (iv) principal and interest under the Notes.

The PIDC Agreement also contains customary events of default, including a cross-default to other agreements such as the Bank Agreement, the MELF Agreements and the Lease Agreements.  Upon the occurrence and during the continuance of any Event of Default, PIDC may declare the outstanding loan and all other obligations under the PIDC Agreement immediately due and payable.  The PIDC Agreement is also subject to the Intercreditor Agreement.

MELF

In connection with and as a condition of entering into the Bank Amendment, a letter agreement was executed in favor of the Company by MELF effective as of the Effective Date with regard to the Company’s Loan Agreements with the Machinery and Equipment Loan Fund (“MELF”) of the Department of Community and Economic Development of the Commonwealth of Pennsylvania, one of which is dated as of September 6, 2007 and the other of which is dated September 9, 2008, both as amended (the “Existing MELF Agreements”).  The Existing MELF Agreements relate to two 10 year, $5.0 million Machinery and Equipment Loan Fund loans ($10.0 million in the aggregate) that are secured by a shared first lien and a second lien on certain of the Company’s equipment.  The Company has previously disclosed the terms and conditions of the Existing MELF Agreements in its filings with the SEC.  This Form 8-K provides below a summary description of certain terms and conditions of the letter agreement effective as of the Effective Date and the New MELF Agreement.

The letter agreement with MELF provides for a moratorium on principal and interest payments due under the Existing MELF Agreements from November 1, 2010 until June 30, 2011 as to the loan dated September 6, 2007 and October 1, 2010 until June 30, 2011 as to the loan dated September 9, 2008.  Interest will accrue during the moratorium period, be capitalized and added to principal.  Principal and interest payments will resume July 1, 2011 in an amount sufficient to amortize the principal balance over the remaining life of the applicable MELF loan.

The Company also entered into a Loan Agreement with MELF, dated as of the Effective Date (the “New MELF Agreement,” and collectively with the Existing MELF Agreements, the “MELF Agreements”), among the Company and its subsidiary Tasty Baking Oxford, Inc., as “Borrowers,” and MELF, as Lender.  The New MELF Agreement provides for a $1.0 million loan to the Borrowers due February 1, 2021 that is secured by a second lien on certain of the Borrowers’ equipment located at the plant in Oxford, Pennsylvania and a blanket lien on all of the Borrowers’ other assets that is subordinated to the liens in favor of the Banks and PIDC, subject to the Intercreditor Agreement.  This new loan accrues interest at 4.25% per annum from and after the Effective Date, with payments of interest and principal (using a 10-year amortization schedule) being due on the first day of each month commencing on July 1, 2011.  Interest accrued from the Effective Date until July 1, 2011 shall be capitalized and added to the principal to be paid during the term of the loan.  Upon an Event of Default under the New MELF Agreement, MELF may increase the interest rate to the greater of 12.5% per annum or the prime interest rate plus 2% per annum.  The New MELF Agreement has substantially the same terms as the Existing MELF Agreements.

The MELF Agreements also contain customary events of default, including a cross-default to other loans such as the Bank Agreement and PIDC Agreement.  Upon the occurrence and during the continuance of any Event of Default, MELF may declare the outstanding loan and all other obligations under the applicable MELF Agreement immediately due and payable.  The MELF Agreements are also subject to the Intercreditor Agreement.

Lease Agreements

In connection with and as a condition of entering into the Bank Amendment, letter agreements were executed in favor of the Company by the Landlords (as applicable) as of the Effective Date with regard to the Company’s (i)(1) Industrial Lease Agreement and (2) the Improvements Agreement with L/S 26th Street South, LP (assignee from Liberty Property/Synterra Limited Partnership) (“Bakery Landlord”), dated May 8, 2007, as amended (collectively, the “Bakery Lease”), and (ii) Lease Agreement with L/S Three Crescent Drive, LP (“Office Landlord, and together with the Bakery Landlord, the “Landlords”), dated June 15, 2007 (“Office Lease,” and together with the Bakery Lease, the “Lease Agreements”).  The Bakery Lease relates to the Company’s improvement and lease of a 345,500 square foot building on approximately 25 acres of land that houses the Company’s new bakery and a warehouse and distribution center.  The Office Lease is for the Company’s headquarters at the Philadelphia Navy Yard.  The Company has previously disclosed the terms and conditions of the Lease Agreements in its filings with the SEC.  This Form 8-K provides below a summary description of certain terms and conditions of the letter agreements dated as of the Effective Date.

The letter agreements provide for a waiver of any payments required under the Lease Agreements (including monthly rent, taxes and fees under the Lease Agreements and obligations to repay amounts for change orders relating to tenant fit-out work under the Bakery Lease) during the Waiver Period (as defined below), which payments shall not be paid until after the end of the Waiver Period, except for any payments of Operating Expenses under the Lease Agreements which shall continue to be due.  The “Waiver Period” is the period from the Effective Date until the earlier of June 30, 2011 or the occurrence of any of the following: (i) the assertion of any claim by the Company against the Landlords relating to the Lease Agreements; (ii) any revocation, non-renewal or impairment of any of the Letters of Credit in favor of the Landlords occurs or is threatened, (iii) the Company is the subject of any bankruptcy, insolvency or similar proceeding providing relief to debtors; (iv) the Banks attempt to exercise any remedies against the Company under the Bank Agreement or the Company pays any principal outstanding under the Bank Agreement (other than certain payments related to the Swing Loans and the Working Capital Line of Credit); (v) PIDC or MELF attempt to exercise any remedies against the Company under the PIDC Agreement or the MELF Agreements, respectively, or the Company pays any principal outstanding under the PIDC Agreement or the MELF Agreements, respectively, (vi) the Closing of a Sale (as defined in the Bank Amendment) or (vii) the execution by the Company of any agreement to sell all or substantially all of the Company’s assets unless the purchaser agrees to assume the obligations of the Company under the Lease Agreements.

The letter agreements from the Landlords also waive any Event of Default under the Lease Agreements that exists up to and including the end of the Waiver Period due to the failure of the Company to make payments under the Leases (including monthly rent, taxes and fees required to be paid under the Lease Agreements and certain other payments that are currently delinquent under the Lease Agreements as of the Effective Date, but excluding payment of Operating Expenses); provided, however, to the extent any Event of Default continues to exist after the end of the Waiver Period it shall constitute an Event of Default under the Lease Agreements without the need for further notice to the Company or any other person.

2011 Promissory Notes

On the Effective Date, the Company issued promissory notes (the “Notes”) in the aggregate principal amount of $3.5 million to a group of accredited investors (“Note Holders”).

The Notes will mature (“Maturity Date”) on the earlier of (i) December 31, 2011, (ii) consummation of a Change of Control (as defined below), (iii) any form of financing by the Company in which the proceeds to the Company exceed $20.0 million, or (iv) acceleration after an Event of Default under the Notes. The Notes will accrue interest at the rate of 12% per annum, and all interest and principal will be payable on the Maturity Date. During an Event of Default, the interest rate of the Notes will increase to 16% per annum until paid in full. In addition, upon the occurrence of an Event of Default, all principal and interest then remaining unpaid shall immediately become due and payable upon demand. Events of Default include but are not limited to: (a) the Company’s failure to make payments when due; (b) bankruptcy or insolvency or other liquidation of the Company; and (c) an Event of Default under and as defined in the Bank Agreement.

A “Change of Control” shall be deemed to occur under the Notes upon: (i) the consummation of a sale of all or substantially all of the assets of the Company or the complete liquidation or dissolution of the Company; (ii) the acquisition by any person or group of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities then entitled to vote generally in the election of directors; or (iii) a reorganization, merger, consolidation, division, or issuance of securities, in each case unless following such transaction (a) not less than sixty percent (60%) of the outstanding equity securities of the corporation resulting from or surviving such transaction and of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by the holders of the Company’s common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction, and (b) at least a majority of the members of the board of directors of the resulting or surviving corporation were members of the board of directors of the Company immediately prior to such transaction.

Pursuant to a Security Agreement dated as of the Effective Date, the Notes are secured by a security interest in the Company’s accounts, equipment and inventory, which security interest is subordinated to liens in favor of the Banks, PIDC and MELF.  The Notes and the Security Agreement are also subject to the Intercreditor Agreement.

The Notes were sold only in the United States to accredited investors in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. None of the Notes have been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03.  Creation of a Direct Financial Obligation

On January 14, 2011, the Company issued the Notes and entered into the Bank Amendment, PIDC Amendment, New MELF Agreement and the letter agreements described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 2.04.  Triggering Event That Accelerates or Increases a Direct Financial Obligation

In connection with the Bank Amendment, the maturity date of the Bank Credit Facility was moved up to now be the end of the Waiver Period and the Specified Defaults have been waived until the termination of the Waiver Period.  In addition, in connection with the PIDC Amendment, the Maturity Date under the PIDC Agreement was moved up to now be the end of the Forbearance Period, and PIDC has agreed to forbear its rights and remedies under the PIDC Agreement with regard to the Designated Defaults until the last day of the Forbearance Period.  The Bank Amendment and the PIDC Amendment are described in more detail in Item 1.01 above, which information is incorporated by reference into this Item 2.04.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  These forward-looking statements may be identified by the use of words such as "anticipate,'' "believe,'' "could,'' "estimate,'' "expect,'' "intend,'' "may,'' "plan,'' "predict,'' "project,'' "should,'' "would,'' "is likely to,'' or "is expected to'' and other similar terms.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the risks of business interruption and an adverse impact on financial results while optimizing production at the new facility; the risk of an inability to achieve anticipated cost savings associated with the new Navy Yard Bakery; the risks associated with the uncertainty regarding the adequacy of capital resources, including liquidity, and limited access to additional financing; the risks associated with the June 30, 2011 expiration of the Bank Agreement and the need to secure new financing by such expiration date, which financing may not be available on satisfactory terms, or at all; the risks of work stoppages associated with the collective bargaining process; the costs and availability of capital to fund operations; the success of marketing and sales strategies and new product development; the ability to enter new markets successfully; the price of raw materials; and general economic and business conditions.  Other risks and uncertainties that may materially affect the Company are provided in the Company’s annual report to shareholders and the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q.  Please refer to these documents for a more thorough description of these and other risk factors.  There can be no assurance that an event of default will not occur under the Notes or the amended loans from the Banks, PIDC or MELF prior to June 30, 2011, or that the anticipated operating cash savings from the Company’s transition to the new manufacturing facility will be realized.  The Company assumes no obligation to update publicly or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: January 18, 2011	/S/Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief Financial Officer